As filed with the Securities and Exchange Commission on May 21, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Press Ganey Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0259496 (I.R.S. Employer Identification No.)

401 Edgewater Place

Suite 500

Wakefield, Massachusetts 01880

(781) 295-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PRESS GANEY HOLDINGS, INC.

2015 INCENTIVE AWARD PLAN

(Full title of the plan)

Patrick T. Ryan

Chief Executive Officer

Press Ganey Holdings, Inc.

401 Edgewater Place

Suite 500

Wakefield, Massachusetts 01880

(781) 295-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos Nathan Ajiashvili Latham & Watkins LLP John Hancock Tower 200 Clarendon Street Boston, Massachusetts 02116 (617) 948-6000	Devin J. Anderson General Counsel and Corporate Secretary Press Ganey Holdings, Inc. 401 Edgewater Place Suite 500 Wakefield, Massachusetts 01880 (781) 295-5000

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $0.01 per share	7,120,000	(3)	$25.00	$178,000,000	$20,684

(1)               Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of our outstanding common stock.

(2)               Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $25.00, the initial public offering price of the registrant’s common stock.

(3)               Represents shares of common stock issuable pursuant to the Press Ganey Holdings, Inc. 2015 Incentive Award Plan being registered herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                 Plan Information.

Not required to be filed with this Registration Statement.

Item 2.                                 Company Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                 Incorporation of Documents by Reference.

The following documents, which have been filed by Press Ganey Holdings, Inc. (the “Company”) with the United States Securities and Exchange Commission (the “Commission”), are incorporated in this Registration Statement by reference:

(a)         The Company’s prospectus contained in the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-203248); and

(b)         The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A (Registration No. 001-37398) filed with the Commission on May 18, 2015, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such items) after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                                 Description of Securities.

Not applicable.

Item 5.                                 Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                 Indemnification of Directors and Officers.

Section 145 (“Section 145”) of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Company’s amended and restated bylaws provide that the Company must indemnify its directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

The Company intends to enter into indemnification agreements with each of its current directors and executive officers. These agreements will require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Company’s amended and restated certificate of incorporation, the Company’s amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Company maintains standard policies of insurance that provide coverage (1) to the Company’s directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that the Company may make to such directors and officers.

The form of Underwriting Agreement filed as Exhibit 1.1 to the Company’s Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-203248) provides for indemnification of the Company’s directors and officers by the several underwriters party thereto against certain liabilities incurred in connection with the Company’s initial public offering.

Item 7.                                 Exemption from Registration Claimed.

Not applicable.

Item 8.                                 Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

Item 9.                                 Undertakings.

(a)         The undersigned Company hereby undertakes:

(1)                           To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)                        To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wakefield, Commonwealth of Massachusetts, on May 21, 2015.

PRESS GANEY HOLDINGS, INC.

By:	/s/ PATRICK T. RYAN
Name:	Patrick T. Ryan
Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Press Ganey Holdings, Inc., hereby severally constitute and appoint Patrick T. Ryan and Matthew W. Hallgren, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the  Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that  said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on this 21st day of May, 2015.

Signature	Title

/s/ PATRICK T. RYAN	Chief Executive Officer and Director
Patrick T. Ryan	(principal executive officer)

/s/ MATTHEW W. HALLGREN	Chief Financial Officer
Matthew W. Hallgren	(principal financial and accounting officer)

/s/ NORMAN W. ALPERT	Chairman of the Board of Directors
Norman W. Alpert

/s/ ANDREW J. CAVANNA	Director
Andrew J. Cavanna

/s/ LESLIE V. NORWALK	Director
Leslie V. Norwalk

/s/ GREGORY S. ROTH	Director
Gregory S. Roth

/s/ RALPH SNYDERMAN	Director
Ralph Snyderman

/s/ ELLEN M. ZANE	Director
Ellen M. Zane

EXHIBIT INDEX

Exhibit Number	Description
4.1

Form of Amended and Restated Certificate of Incorporation of Press Ganey Holdings, Inc. (incorporated by reference to Exhibit 3.4 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (No. 333-203248), filed with the Commission on May 11, 2015).

4.2

Form of Amended and Restated Bylaws of Press Ganey Holdings, Inc. (incorporated by reference to Exhibit 3.5 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (No. 333-203248), filed with the Commission on May 11, 2015).

4.3

Specimen Stock Certificate of Press Ganey Holdings, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (No. 333-203248), filed with the Commission on May 11, 2015).

4.4

Press Ganey Holdings, Inc. 2015 Incentive Award Plan (incorporated by reference to Exhibit 10.9.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (No. 333-203248), filed with the Commission on May 11, 2015).

5.1*	Opinion of Latham & Watkins LLP
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page hereto)

* Filed herewith.